EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-133567), the Registration Statement on Form S-3 (No. 333-143422), and the Registration Statement on Form S-8 (No. 333-160380) of our report dated June 28, 2011 relating to our audits of the consolidated financial statements of Castle Brands, Inc. and subsidiaries which appears in this Annual Report on Form 10-K for the year ended March 31, 2011.

/s/ EisnerAmper LLP
New York, New York
June 28, 2011